Exhibit 10.8

LEVEL ONE BANCORP, INC.

2014 EQUITY INCENTIVE PLAN

Section 1.              General Purpose of Plan; Definitions.

The name of this plan is the Level One Bancorp, Inc. 2014 Equity Incentive Plan (the “Plan”). The Plan was approved by the Board of Directors on  October 16, 2014 (the “Effective Date”). The purpose of the Plan is to enable the Company and its Subsidiaries to attract and retain highly qualified personnel who will contribute to the Company’s success and to provide incentives to Participants to increase shareholder value and therefore further align the interests of the Participants with those of the shareholders to benefit all shareholders of the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)           “Administrator” means the Board, or if so determined by the Board, the Committee, to the extent that it administers the Plan, as set forth in Section 2 below.

(b)           “Award” means any award granted under the Plan as further described in Sections 6 and 7 below.

(c)           “Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions applicable to the Award.

(d)           “Board” means the Board of Directors of the Company.

(e)           “Cause” shall mean with respect to the Company or Participating Employer which employs the Participant or for which such Participant primarily performs services, termination because of personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations, regulations that do not adversely affect the Company or its employees, or similar offenses) or final cease-and-desist order, or material breach of any provision of an agreement with the Company. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the community banking industry. No act or failure to act shall be considered “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Notwithstanding the foregoing, if the Participant has entered into an employment agreement or change in control severance agreement that is binding as of the date of employment termination, and if such agreement defines “Cause,” then the definition of “Cause” in such agreement shall apply to the Participant for purposes of this Plan. The determination of “Cause” may be made by the Administrator solely for purposes of this Plan and without regard to any other purpose of the Company.

(f)            “Change in Control” means the first to occur of any one of the events:

(i)            the date any Person (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) or more than one Person acting as a group (as determined under Treasury Regulation §1.409A-3(i)(5)(v)(B)), acquires ownership of the stock of the Company that, together with stock held by such Person or group, constitutes more than 50 percent of the total voting power of the stock of such Company; or

(iv)          the date that any Person or more than one Person acting as a group (as defined under Treasury Regulation §1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 50 percent of the total gross fair market value of all assets of the Company immediately before such acquisition or acquisitions.

In addition, for any Award that constitutes deferred compensation under Section 409A of the Code, a Change of Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

(g)           “Code” means the Internal Revenue Code of 1986 or any successor thereto.

(h)           “Committee” means the Compensation Committee of the Board or, if applicable, any other committee the Board may appoint to administer the Plan. If at any time or to any extent the Board determines not to administer the Plan, then the Board shall determine to which committee that the functions of the Board specified in the Plan shall be exercised. The Committee shall be comprised solely of two or more “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934.

(i)            “Common Stock” or “Stock” means the common stock, no par value per share, of the Company.

(j)            “Company” means Level One Bancorp, Inc., a Michigan corporation (or any successor corporation that assumes this Plan, either contractually or by operation of law).

(k)           “Eligible Recipient” means an officer, director, employee, consultant, or advisor of the Company or any subsidiary.

(l)            “Exercise Price” means the per share price at which a Participant holding an Award of Options may purchase Shares issuable with respect to such Award of Options, if any.

(m)          “Fair Market Value” on any date shall mean:

(i)            if the Common Stock is readily tradable on an established securities market (as defined in Treasury Regulation §1.897-1(m)), the closing sales price of the Common Stock on such date on the securities exchange having the greatest volume of trading in the Common Stock during the 30-day period preceding the day the value is to be determined or, if there is no reported closing sales price on such date, the next preceding date on which there was a reported closing price; or

(ii)           if the Common Stock also is not traded on an established securities market (as defined in Treasury Regulation §1.897-1(m)), the fair market value as determined in good faith by the Board or the Committee by application of a reasonable valuation method consistently applied and taking into consideration all available information material to the value of the Company; factors to be considered may include, as applicable, independent third party valuations of the Common Stock, trading activity of the Common Stock known by the Board or the Committee, whether on the over-the-counter market or through private transactions, the value of the tangible and intangible assets of the Company, the present value of future cash-flows of the Company, the market value of stock or equity interests in similar corporations which can be readily determined through objective means (such as through trading prices on an established securities market or an amount paid in an arm’s length private transaction), and other relevant factors such as control premiums or discounts for lack of marketability. For purposes of the foregoing, a valuation prepared in accordance with any of the methods set forth in Treasury Regulation § 1.409A-1(b)(5)(iv)(B)(2) consistently used, shall be rebuttably presumed to result in a reasonable valuation. This paragraph is intended to comply with the definition of “fair market value” contained in Treasury Regulation § 1.409A-1(b)(5)(iv) and should be interpreted consistently therewith.

(n)           “Grant Date” means the later of (a) the date on which the Administrator completes the corporate action authorizing the grant of an Award or such later date specified by the Administrator or (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

(o)           “Option” means an option to purchase Shares granted pursuant to Section 6 of the Plan, which are not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(p)           “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 2 of the Plan, to receive an Award.

(q)           “Participating Employer” means any member of the following group, which includes the Company, if such member agrees, in writing, to be bound by the terms of the Plan:

(i)            a controlled group of corporations, within the meaning of Code Section 414(b),

(ii)           a group of trades or businesses under common control, within the meaning of Code Section 414(c),

(iii)          an affiliated service group, within the meaning of Code Section 414(m), or

(iv)          a trade or business required to be aggregated pursuant to Code Section 414(o).

Each Participating Employer is identified in Appendix A. The Company shall amend Appendix A as needed to reflect a Participating Employer’s adoption of the Plan or withdrawal from the Plan, without any need to otherwise amend the Plan. Amendment of Appendix A may be made by any authorized officer or designated representative of the Company and shall not require approval of the Board.

(r)            “Performance Goals” means the restrictions, based upon the achievement of performance goals, established by the Administrator. Such Performance Goals may be based upon any individual Participant or Company criteria or metric that the Administrator may determine. Performance for any goal can be measured on an absolute basis (i.e., versus the Company’s budget or prior year result) or relative to a peer group or industry index, as well as over a 1-year or multi-year period.

(s)            “Performance Period” is a period not less than one calendar year, beginning not earlier than the year in which such Performance Award is granted, which may be referred to herein and by the Administrator by use of the calendar year in which a particular Performance Period commences; provided however that the Administrator shall have the authority to adjust a Performance Period for unusual or non-recurring events to a period of not less than six months.

(t)            “Permanent and Total Disability” shall have the same meaning as given to that term by Treasury Regulation Section 1.409A-3(i)(4) and any regulations or rulings promulgated thereunder.

(u)           “Qualified Domestic Relations Order” shall-have the-meaning-set forth in the Code or in the Employee Retirement Income Security Act of 1974, or the rules and regulations promulgated under the Code or such Act.

(v)           “Restricted Stock” means Shares subject to certain restrictions granted pursuant to Section 7 of the Plan.

(x)           “Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to Sections 3 or 4 of the Plan, and any successor security.

(y)           “Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

(z)           “Treasury Regulations” means regulations promulgated by the United States Department of Treasury pursuant to the Code, including proposed or temporary regulations as applicable.

Section 2.              Administration.

The Plan shall be administered by the Administrator. Pursuant to the terms of the Plan, the Board (or in the alternative, the Committee, as the case may be from time to time) shall serve as the Administrator and shall have the power and authority:

(a)           to select those Eligible Recipients who shall be Participants;

(b)           to determine whether and the extent to which Awards are to be granted to Participants under the Plan;

(c)           to determine the number of Shares to be covered by or subject to each Award granted under the Plan;

(d)           to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted under the Plan; and

(e)           to determine the terms and conditions, not inconsistent with the terms of the Plan, that shall govern all written instruments evidencing Awards granted under the Plan, including Award Agreements.

The Administrator shall have the authority, in its sole discretion, to: adopt, alter, and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; correct any defect, supply any omission, reconcile any inconsistency, and resolve any ambiguity in, and otherwise interpret, the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto); and otherwise supervise the administration of the Plan. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

Notwithstanding the above, and subject to Sections 3, 4, 6, 8, 9, and 12, outstanding Options granted under the Plan shall not be repriced without approval by the Company’s shareholders. In particular, neither the Board nor the Administrator may take any action: (1) to amend the terms of an outstanding Option to reduce the Exercise Price thereof, cancel an Option and replace it with a new Option with a lower Exercise Price, or that has an economic effect that is the same as any such reduction or cancellation or (2) to cancel an outstanding Option having an Exercise Price above the then-current Fair Market Value of the Stock in exchange for the grant of another type of Award, without, in each such case, first obtaining approval of the shareholders of the Company of such action.

The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

Section 3.              Shares Subject to the Plan.

Subject to Section 4 of the Plan, the total number of Shares reserved and available for issuance under the Plan shall be 150,000 Shares. Such Shares may consist in whole-or-in-part, of authorized and unissued shares or treasury shares. At all times the Company shall reserve and keep available a sufficient number of shares as shall be required to satisfy the requirements of all outstanding Options under the Plan. No fractional Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional Shares or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

(a)           Reissuance of Shares.

Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of the Award, or (ii) covered by an Award that is settled in cash or in a manner that some or all of the shares covered by the Award are not issued, shall among other actions, result in such shares being available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common stock subject or paid with respect to an Award.

(b)           Performance Goals. The Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Administrator also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the performance criteria specified for such Award.

(c)           Substitute Awards. Notwithstanding any other provision of the Plan to the contrary, the Administrator may grant Substitute Awards under the Plan. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed and approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Administrator without any further action by the Administrator, and the persons holding such awards shall be deemed to be the Participants.

(d)           Administrator’s Discretion to Accelerate Vesting of Awards. Except upon the occurrence of a Change in Control (which is governed by the provisions of Section 9 hereof), the Administrator may, in its discretion and as of a date determined by the Administrator, fully vest any or all Awards awarded to a Participant pursuant to an Award and, upon such vesting, all restrictions applicable to such Award shall terminate as of such date. Any action by the Administrator pursuant to this section may vary among individual Participants and may vary among the Awards held by any individual Participant. Notwithstanding the preceding provisions of this section, the Administrator may not take any action described in this section if such action shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of Section 409A of the Code.

(e)           Forfeiture by Order of Regulatory Agency. If the Company’s or any of its financial institution subsidiaries’ capital falls below the minimum requirements contained in 12 CFR Section 3 or below a higher requirement as determined by the Company’s or such subsidiary’s primary bank regulatory agency, such agency may direct the Company to require Participants to exercise or forfeit some or all of their Awards. All Awards granted under this Plan are subject to the terms of any such directive.

Section 4.              Corporate Transactions.

Subject to the provisions of Section 9 hereof, in the event of any merger, consolidation, combination, reorganization, recapitalization, reclassification, extraordinary cash dividend, stock dividend, stock split, reverse stock split, or other change in corporate structure, the Administrator shall make an equitable substitution or proportionate adjustment in (i) the aggregate number of Shares reserved for issuance under the Plan, and (ii) the kind, number, and Exercise Price of Shares (or other cash or property) issuable with respect to outstanding Options granted under the Plan (which may become, without limitation, shares of an acquiring entity or other successor corporation that assumes this Plan), and (iii) the kind and number of Shares subject to any outstanding Awards of Restricted Stock granted under the Plan (which may become, without limitation, shares of an acquiring entity or other successor corporation that assumes this Plan), in each case as may be determined by the Administrator, in its sole discretion; provided, that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of Section 409A of the Code.

Section 5.              Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients. The Administrator shall have the authority to grant Awards under the Plan to the Eligible Recipients.

Section 6.              Options.

Options may be-granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be substantially in the form as the Administrator may from time to time approve, and the provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted in connection with such Award Agreement. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(a)           Option Exercise Price. The Exercise Price of Shares issuable with respect to an Option shall be determined by the Administrator in its sole discretion, provided, however, that such Exercise Price shall not be less than 100% of the Fair Market Value on the date of grant, except in the case of Substitute Awards.

(b)           Option Term. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than 10 years after the date such Option is granted.

(c)           Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at the time of grant. Specifically such terms and conditions may include (1) the attainment of one or more Performance Goals established by the Administrator, (2) the Participant’s continued employment with the Company or any subsidiary, or continued service as a director, consultant or advisor of the Company or any subsidiary, for a specified period of time, (3) the occurrence of any other event or the satisfaction of any other condition specified by the Administrator in its sole discretion, or (4) a combination of any of the foregoing. The Administrator may provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, all in its sole discretion.

(d)           Method of Exercise. Subject to Sections 6(c) and 8 of the Plan, vested Options may be exercised in whole or in part at any time during the Option term, by giving notice as described in the applicable Award Agreement. As determined by the Administrator in its sole discretion, payment in whole or in part may also be made: (i) to the extent permitted by applicable law, by means of any cashless exercise procedure approved by the Administrator, including by means of a net exercise whereby the Company issues net Shares and the remaining balance of the Shares to satisfy the Participant’s tax withholding obligations; (ii) in the form of unrestricted shares of Common Stock already owned by the Participant (based on the Fair Market Value on the date the Option is exercised); (iii) any other form of consideration approved by the Administrator and permitted by applicable law; or (iv) any combination of the foregoing. A Participant shall generally have the rights to dividends and any other rights of a shareholder with respect to the Shares subject to the Option only after the Participant has given written notice of exercise, has paid in full for such Shares, and, if requested, has given the representation described in paragraph (b) of Section 12 of the Plan.

(e)                                  Non-Transferability of Options. Except as otherwise provided in the Award Agreement and subject to Section 8 of the Plan, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will, or by the laws of descent and distribution.

(f)                                   Non-Exempt Employees. No Option, whether or not vested, granted to a Participant who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Permanent and Total Disability, (ii) upon a Change in Control in which such Option is not assumed, continued, or substituted, or (iii) upon a Change in Control, any such vested Options may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

Section 7.                                          Restricted Stock.

(a)                                 Awards of Restricted Stock may be granted either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock shall be made; the number of Shares to be awarded with respect to an Award of Restricted Stock; and the Restricted Period (as defined in Section 7(c) of this Plan) applicable to an Award of Restricted Stock. Award Agreements with respect to Restricted Stock shall be in such form as the Administrator may from time to time approve, and the provisions of Awards of Restricted Stock need not be the same with respect to each Participant. An Award of Restricted Stock shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

(b)                                 Stock Certificates. Subject to Section 7(c) below, with respect to each Participant who is granted an Award of Restricted Stock, the Company shall either (i) issue a stock certificate in respect of such Award of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award of Restricted Stock; or (ii) enter such Award of Restricted Stock in book entry form (with appropriate restrictions noted with respect thereto), such method to be determined by the Administrator in its sole discretion. The Company may require that any stock certificates evidencing Restricted Stock granted under the Plan be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award of Restricted Stock.

(c)                                  Restrictions and Conditions Applicable to Restricted Stock. An Award of Restricted Stock granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(i)                                     Subject to the provisions of the Plan and the Award Agreement governing any such Award of Restricted Stock, during such period as may be set by the Administrator commencing on the date of grant of the Award, the

Participant shall not be permitted to sell, transfer, pledge, or assign such Shares of Restricted Stock (such period, the “Restricted Period”); provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion. Notwithstanding the preceding provision of this section, the Administrator may not take any action described in this section if such action shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of Section 409A of the Code. Such restrictions shall be determined by the Administrator in its sole discretion, and the Administrator may provide that such restrictions lapse upon (1) the attainment of one or more Performance Goals established by the Administrator, (2) the Participant’s continued employment with the Company or any subsidiary, or continued service as a director, consultant or advisor of the Company or any subsidiary, for a specified period of time, (3) the occurrence of any other event or the satisfaction of any other condition specified by the Administrator in its sole discretion, or (4) a combination of any of the foregoing.

(ii)                                  Subject to paragraph (b) of Section 12 of the Plan and/or unless otherwise provided in an Award Agreement, a Participant awarded Restricted Stock under the Plan generally shall have the rights of a shareholder of the Company with respect to such Restricted Stock during the Restricted Period (including, without limitation, the right to vote the Restricted Stock and to receive dividends thereon).

Section 8.                                          Termination of Employment or Service.

Effect of Termination on Vesting. Unless otherwise set forth in Section 12 of the Plan or as may otherwise be set forth in an Award Agreement, if a Participant’s employment with or service as an officer, director, employee, consultant, or advisor of the Company or of any subsidiary: (a) terminates for any reason and on the date of termination of employment or service the Participant is not vested as to his or her entire Award, the Shares issuable with respect to the unvested portion of such Award shall be forfeited; and (b) terminates for the reasons described below and on the date of termination of employment or service the Participant is vested as to any Options, then if such termination is (i) by reason of his or her death or Permanent and Total Disability, any vested Option may thereafter be exercised for a period of twelve months following termination of employment or service; (ii) for Cause, then any vested Option shall immediately cease to be exercisable and shall terminate; or (iii) for any other reason than listed in subsections (b)(i) and (b)(ii) above, then any vested Option may thereafter be exercised for a period of 90 days following termination of employment or service. If, and to the extent that, after termination of employment or service, the Participant does not exercise his or her Option within the applicable time stated above, the unexercised Option shall terminate.

Section 9.                                          Change in Control; Liquidation; Tender Offer.

Unless otherwise determined in an Award Agreement, in the event of a Change in Control:

(a)                                 Except as set forth Effective immediately prior to the occurrence of the Change in Control, (i) each outstanding Award shall become fully vested and, if applicable, exercisable, (ii) the restrictions and forfeiture conditions applicable under any such Award granted shall lapse, (iii) any performance conditions imposed with respect to Awards shall be deemed to be fully achieved and (iv) each unexercised Option shall be forfeited if not exercised immediately prior to the occurrence of the Change in Control.

(b)                                 Notwithstanding any other provision of the Plan including subsection 8(a) above, in the event of a Change in Control, a complete liquidation of the Company, or an approved tender offer, except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Board may, in its sole discretion,

(i)                             notify all Participants that all outstanding Awards shall be assumed by the acquiring entity or substituted on an equitable basis with awards issued by the acquiring entity. For purposes of this Section 9, an Award shall be considered assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to Shares, the Award instead confers the right to receive common stock or other securities of the acquiring entity; or

(ii)                          provide that each Award shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess (if any) of the consideration paid per Share in the Change in Control (as determined by the Administrator in its sole discretion) over the exercise or purchase price (if any) per Share subject to the Award multiplied by (ii) the number of Shares subject to the Award (if the consideration paid per share in the Change in Control is deemed by the Administrator to be less than the Exercise Price or purchase price (if any) per Share subject to an Award, then such Awards may be deemed to have been paid in full and canceled by the Administrator).

Section 10.                           Amendment and Termination.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation that would materially impair the rights of a Participant under any Award granted or Award Agreement in effect under the Plan shall be made without such Participant’s consent. The Administrator may accept surrender of outstanding Awards and grant new Awards in substitution for them; provided, that the Administrator will not, without prior shareholder approval, exchange underwater Options or otherwise modify the exercise price or purchase price of any Option or Award that has the effect of being a repricing.

The Administrator may amend the terms of any Award granted under the Plan, prospectively or retroactively, but, subject to Section 4 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent. Notwithstanding the previous sentence, the Administrator reserves the right to amend the terms of any Award or Award Agreement as may be necessary or appropriate to avoid adverse tax consequences under Section 409A of the Code or to comply with any requirements under the Company’s “clawback” policy regarding incentive compensation, or such “clawback” requirements under the Sarbanes-Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended from time to time.

Section 11.                                   Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

Section 12.                                   General Provisions.

(a)                                 Shares shall not be issued pursuant to the exercise or settlement of any Award granted under the Plan unless the exercise or settlement of such Award and the issuance and delivery of such Shares pursuant to such Award shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, withholding tax requirements and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company may rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Award is exercised or issued may bear such legends and statements as the Administrator may deem advisable to assure compliance with Federal and state laws and regulations.

(b)                                 The Administrator may require each person acquiring Shares granted under the Plan to represent to and agree with the Company in writing that (i) the Participant has knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award, and (ii) the Participant is acquiring the Shares without a view to distribution thereof. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law. The certificates for such Shares may include the legend set forth below, or any other legend that the Administrator deems appropriate to reflect any restrictions on transfer for such Shares.

“THE ISSUANCE OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN

OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.”

(c)                                  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements. The adoption of the Plan or granting of an Award shall not confer upon any Eligible Recipient any right to continued employment with or service to the Company or any subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any subsidiary to terminate the employment or service of any Eligible Recipient at any time.

(d)                                 Unless otherwise set forth in an applicable Award Agreement, a Participant may elect, no later than the date as of which the value of an Award becomes includible in the gross income of the Participant for Federal income tax purposes (the “withholding date”), to have the Company withhold vested whole shares of Common Stock deliverable upon the exercise of an Option or the vesting of the Restricted Stock to satisfy (in whole or in part) the amount, if any, that the Company or any subsidiary is required to withhold for taxes; provided, however, that the amount of shares of Common Stock so withheld shall have a Fair Market Value (as of the withholding date) that is not in excess of the amount determined by the Company to be equal to the applicable minimum statutorily required withholding tax payments. Any such election shall be irrevocable.

To the extent that a Participant does not make such an election, or such election does not fully satisfy such minimum statutorily required withholding tax payments, then (x) the Company may require that the Participant pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such Award, as a condition of the exercise of any Option, (y) the Company may withhold vested whole shares of Common Stock deliverable upon exercise of an Option or vesting of the Restricted Stock to satisfy (in whole or in part) the amount, if any, that the Company or any subsidiary is required to withhold for taxes; provided, however, that the amount of shares of Common Stock so withheld shall have a Fair Market Value (as of the withholding date) that is not in excess of the amount determined by the Company to be equal to the applicable minimum statutorily required withholding tax payments, and (z) the Company shall have the right to deduct from any payment of any kind otherwise due to a Participant up to an amount equal to any federal, state or local taxes of any kind required by law to be withheld in connection with the granting, vesting or exercise of an Award (not to exceed the amount determined by the Company to be the applicable minimum statutorily required withholding tax payments). Upon request, the Participant shall reimburse the Company for any taxes that the Company withholds that are not otherwise reimbursed as contemplated above in this Section 12(d).

(e)                                  No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation. Except to the extent prohibited by applicable law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(f)                                   If an Award is granted to a Participant at a time when the Company is subject to Section 16 of the Securities Exchange Act of 1934, and the Participant is an officer or director of the Company within the meaning of Section 16, then any Award granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule(s) promulgated under the Securities Exchange Act of 1934, to qualify the Award for any exemption from the provisions of Section 16 available under such Rule. Such conditions are hereby incorporated herein by reference and shall be set forth in the agreement with the Participant, which describes the Award.

(g)                                  The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any shares of Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any shares of Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such shares is in compliance with all applicable laws, regulations or governmental authority and the requirements of any securities exchange on which shares of Stock are traded. The Administrator may require, as a condition of the issuance and delivery of shares of Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such shares, if certificated, bear such legends, and if dematerialized, be so restricted, in each case, as the Administrator, in its sole discretion, deems necessary or desirable.

(h)                                 Proceeds from the sale of Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

Section 13.                                   Section 409A of the Code.

Notwithstanding any provision in the Plan to the contrary, no payment or distribution under this Plan that constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant’s termination of employment or service with the Company will be made to such Participant unless such Participant’s termination of employment or service constitutes a “separation from service” (as defined in Section 409A of the Code). For purposes of this Plan, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A of the Code. If a participant is a “specified employee” (as defined in Section 409A of the Code), then to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, such Participant shall not be entitled to any payments upon a termination of his or her employment or service until the earlier of: (i) the expiration of the six-month period measured from the date of such Participant’s “separation from service” or (ii) the date of such Participant’s death. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Section 13 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to such Participant in a lump sum as soon as practicable, but in no event later than 60 calendar days, following such expired period, and any remaining payments due under this Plan will be paid in accordance with the normal payment dates specified for them herein.

Section 14.                                   Notice.

All notices, requests, waivers, and other communications required or permitted hereunder shall in writing and shall be either personally delivered, sent by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address below:

Level One Bancorp, Inc.

32991 Hamilton Ct.

Farmington Hills, MI 48334

Attn: Patrick J. Fehring, President & CEO

or such other address or the attention of such other person as the recipient party shall have specified by prior written notice to the sending party, or sent by other electronic means. All such notices, requests, waivers and other communications shall be deemed to have been effectively given: (a) when personally delivered to the party to be notified; (b) when sent by confirmed facsimile to the party to be notified; (c) five (5) business days after deposit in the United States Mail postage prepared by certified or registered mail with return receipt requested at any time other than during a general discontinuance of postal service due to strike, lockout, or otherwise (in which case such notice, request, waiver or other communication shall be effectively given upon receipt) and addressed to the party to be notified as set forth above; or (d) two (2) business days after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified as set forth above with next-business-day delivery guaranteed. A party may change its or his notice address given above by giving the other party ten (10) days’ written notice of the new address in the manner set forth above.

Section 15.                                   Governing Law and Interpretation.

The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Michigan, without reference to principles of conflict of laws.

Section 16.                                   Severability.

If, for any reason, any provision of this Plan is held invalid, such invalidity shall not affect any other provision of this Plan not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Plan shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Plan, shall to the full extent consistent with law continue in full force and effect.

Section 17.                                   Term of Plan.

The Plan shall be effective as of the Effective Date. No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards granted under the Plan prior to the tenth anniversary of the Effective Date may extend beyond the tenth anniversary of the Effective Date pursuant to the terms of the Award as provided for under the Plan and the terms of the applicable Award Agreement.

* * * * *

IN WITNESS WHEREOF, the Board of Directors of the Company has adopted this Level One Bancorp, Inc. 2014 Equity Incentive Plan, to be executed on behalf of the Company by a duly designated officer of the Company, as of the day and year first above written as the Effective Date.

LEVEL ONE BANCORP, INC.

By:	/s/ Patrick J. Fehring

Name:	Patrick J. Fehring
Title:	President & CEO

Appendix A

Participating Employers

Level One Bancorp, Inc.

Level One Bank